EXHIBIT 10-n

THIRD AMENDMENT TO CREDIT AGREEMENT

This Amendment dated as of April 28, 2003 (this “Amendment”) to the Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, for the benefit of itself and as agent (“Agent”) for certain other lenders (“Lenders”), the other Credit Parties signatory from time to time thereto, and Analysts International Corporation, a Minnesota corporation (“Borrower”) (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, Agent and Lenders agreed to provide certain loans and other financial accommodations to Borrower; and

WHEREAS, subject to the terms and conditions set forth herein, Borrower, Agent, for the benefit of itself and Lenders, and the Credit Parties have agreed to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, for itself and on behalf of Lenders, Borrower and the Credit Parties hereby agree as follows:

1.        Amendment to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, and in reliance on the representations and warranties set forth in Section 4 of this Amendment, the Credit Agreement is amended as follows:

(a)       Section 1.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account.  For purposes of computing interest as of any date, all payments shall be deemed received on the First Business Day following the Business Day on which immediately available funds therefore are received in the Collection Account prior to 2:00 p.m. New York time, provided that funds that are received in the Collection Account when no Loans are outstanding shall incur no interest.  Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(b)      Subsection (d) of Section 6.7 of the Credit Agreement is amended by (1) deleting the amount “$1,500,000” and substituting in lieu thereof the amount “$3,000,000” and (2) deleting the amount “$5,000,000” and substituting in lieu thereof the amount “$10,000,000”.

2.        Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the conditions precedent that Agent shall have received:

(a)           (a) No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment; and

(b)           (b) Borrower shall pay to Agent for the account of Agent an amendment fee equal to One Thousand Dollars ($1,000).

3.        References; Effectiveness.  Agent and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

4.        Representations and Warranties.  To induce Agent to enter into this Amendment, Borrower hereby represents and warrants to Agent that:

(a)           (a) The execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of its property;

(b)           (b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies;

(c)           (c) After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(d)           (d) Borrower has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

5.        Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

6.        Continued Effectiveness.  Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

7.        Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees and expenses, shall be part of the Obligations.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By
Its

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Security Trustee and Lender

By
Its